                         SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant /X/

Filed by a Party other than the Registrant       / /

Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    ZONAGEN, INC.
                   (Name of Registrant as specified in its Charter)

                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
              (1) Title of each class of securities to which the transaction applies:

                             N\A

              (2) Aggregate number of securities to which the transaction applies:

                             N\A

              (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                             N\A

              (4)  Proposed maximum aggregate value of the transaction:

                             N\A

              (5)  Total fee paid:

                             N\A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)  Amount previously paid:  N\A
         (2)  Form, Schedule or Registration Statement No.: N\A
         (3)  Filing Party: N\A
         (4)  Date Filed: N\A

                                    ZONAGEN, INC.

                           2408 TIMBERLOCH PLACE, SUITE B-4

                             THE WOODLANDS, TEXAS  77380



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               To Be Held June 19, 1996

                            ------------------------


    Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the stockholders of Zonagen, Inc., a Delaware corporation (the "Company"), will be held at The Woodlands Executive Conference Center, located at 2301 North Millbend Drive, The Woodlands, Texas 77380, on June 19, 1996, at 1:00 p.m., Houston, Texas time, for the following purposes:


    1. To elect a board of six directors to serve until the next Annual Meeting of stockholders or until their successors are elected and qualified;

    2. To consider and act on such other business as may properly be presented to the meeting.


    A record of stockholders has been taken as of the close of business on May 10, 1996, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A stockholders' list will be available commencing May 31, 1996, and may be inspected during normal business hours prior to the Annual Meeting at the offices of the Company, 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380.

    Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                  By Order of the Board of Directors,



                                  /s/ JOSEPH S. PODOLSKI
                                  Joseph S. Podolski
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 14, 1996

                                    ZONAGEN, INC.
                           2408 TIMBERLOCH PLACE, SUITE B-4
                             THE WOODLANDS, TEXAS  77380



                                   PROXY STATEMENT
                           REGARDING THE ANNUAL MEETING OF
                        STOCKHOLDERS TO BE HELD JUNE 19, 1996



    This proxy statement is being mailed to stockholders commencing on or about May 17, 1996, in connection with the solicitation by the Board of Directors of Zonagen, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of stockholders to be held at The Woodlands Executive Conference Center located at 2301 North Millbend Drive, The Woodlands, Texas 77380, on June 19, 1996 at 1:00 p.m., Houston, Texas time, and at any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum. Any proxy on which no direction is specified will be voted FOR the election of the nominees named herein, and otherwise in accordance with the judgment of the persons specified thereon. A stockholder may revoke a proxy by (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a signed proxy of a later date or (iii) appearing at the Annual Meeting and voting in person.

    The holders of record on May 10, 1996, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, of common stock, par value $.001 per share (the "Common Stock"), of the Company will be entitled to one vote per share on each matter submitted to a vote of the stockholders at the Annual Meeting. The holders of record on the Record Date of Series A preferred stock, par value $.001 per share (the "Preferred Stock"), of the Company will be entitled to vote as if their shares had been converted into Common Stock on each matter submitted to a vote of the stockholders at the Annual Meeting. Currently, each share of Preferred Stock is convertible into
2.7586 shares of Common Stock. At the close of business on the Record Date, there were issued, outstanding and entitled to vote 4,853,216 shares of the Company's Common Stock and 318,585 shares of Preferred Stock. The holders of a majority of the total shares issued and outstanding, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

    The affirmative vote of the holders of a majority of the total shares entitled to vote at the Annual Meeting, represented in person or by proxy, is required for (a) the election of the nominees for director, and (b) the approval of such other matters as may properly come before the Annual Meeting or any adjournment thereof.

                                ELECTION OF DIRECTORS

    At the Annual Meeting, six directors are to be elected, each director to hold office until the next Annual Meeting of stockholders or until his successor is elected and qualifies. The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.


NOMINEES

    Certain information concerning the nominees is set forth below:

                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                        APRIL 26, 1996 (1)
                                                                      ----------------------
                                                   DIRECTOR
      NAME              POSITION            AGE    SINCE             SHARES         PERCENT
      ----               --------            ---   --------           ------         -------
Martin P. Sutter   Chairman of the Board     41    1987               683,582(2)      11.0%

Joseph S. Podolski President, Chief
                   Executive Officer,
                   and Director              48    1992               100,069(3)      1.6%

David B.
McWilliams         Director                  53    1989                50,474(4)       *

Steven Blasnik     Director                  38    1990               845,793(5)      13.6%

David W. Ortlieb   Director                  65    1990                21,842(6)       *

Allan D. Rudzik    Director                  61    1994                 7,500(7)       *

All directors and
executive officers
as a group
(8 persons)(2) - (7)                                                1,720,260         27.6%



- -------------------------
* Does not exceed one percent.

(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified, and is a United States citizen.
    Each beneficial owner's shares includes options, warrants and other convertible securities that are held by such person and that are exercisable or convertible into shares of Common Stock within 60 days.

(2) Includes (i) 1,002 shares of Common Stock which are held by certain of Mr. Sutter's family members, (ii) 670,080 shares of Common Stock (including 25,000 shares of Preferred Stock that is convertible into 68,965 shares of Common Stock) which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with The Woodlands Venture Fund, L.P., and (iii) options to purchase 10,000 shares of Common

    Stock. Mr. Sutter disclaims beneficial ownership of the shares owned by his family members and the shares owned by The Woodlands Venture Fund, L.P.

(3) Includes (i) 200 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) options to purchase 93,959 shares. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members. Does not include options to purchase 72,701 shares which are not yet vested. See "Executive Compensation -- Aggregated Option Exercises in Last Fiscal Year and Year End Option Values."

(4) Includes options to purchase 10,000 shares of Common Stock.

(5) Includes (i) 835,793 shares of Common Stock (including 22,500 shares of Preferred Stock that is convertible into 62,068 shares of Common Stock) which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) options to purchase 10,000 shares. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.

(6) Does not include options to purchase 9,000 shares of Common Stock which are not yet vested.

(7) Includes options to purchase 7,500 shares of Common Stock.


    MARTIN P. SUTTER. Mr. Sutter, a co-founder of the Company, has served as Chairman of the Board of Directors since December 1987. Since July 1988, he has been the Managing General Partner of Woodlands Venture Partners, L.P., the general partner of The Woodlands Venture Fund, L.P., a principal stockholder of the Company, a general partner of The Woodlands/Essex Management Partners L.P., and the general partner of The Woodlands/Essex Venture Fund III, L.P. From January 1985 to July 1988 he was the President of The Woodlands Venture Capital Company. He is a Director of LifeCell Corporation and Chairman of the Board of Directors of Aronex Pharmaceuticals, Inc. and RGene Therapeutics, Inc., all of which are biotechnology companies based in The Woodlands, Texas. He has a B.S. degree from Louisiana State University and an M.B.A. from the University of Houston.

    JOSEPH S. PODOLSKI. Mr. Podolski joined the Company in 1989 and has served as President of the Company since July 1992. From 1977 to 1989, Mr. Podolski held several engineering, product development and manufacturing positions with Monsanto, most recently as Director of Manufacturing for a significant product line. Before Monsanto, Mr. Podolski spent eight years at Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products. Mr. Podolski has a Bachelor's Degree in chemistry and a Master's Degree in chemical engineering from Illinois Institute of Technology.

    DAVID B. MCWILLIAMS. Mr. McWilliams has been a Director of the Company since June 1989, and served as President of the Company from that time until July 1992. Since July 1992, Mr. McWilliams has been the President and a Director of Texas Biotechnology Corp., a biotechnology company headquartered in Houston, Texas. Before joining the Company, Mr. McWilliams was President and Chief Executive Officer of Kallestad Diagnostics, Inc., an international immuno diagnostics company. Before that, Mr. McWilliams was President of Harleco Diagnostics and Executive Vice President of E.M. Science, with responsibility for E. Merck's domestic diagnostic business. He also held international general management positions with Abbott Laboratories and was with McKinsey & Co. for four years as a general management consultant. Mr. McWilliams has a Bachelor of Arts degree in chemistry from Washington and Jefferson College and an M.B.A. from the University of Chicago.

    STEVEN BLASNIK. Mr. Blasnik has been a Director since April 1990. Since 1987, Mr. Blasnik has been employed by the Perot Group and is currently President of Perot Investments, Inc., an investment firm owned by Ross Perot. From 1983 to 1987, Mr. Blasnik was an attorney at Hughes & Luce in Dallas, Texas. Mr. Blasnik has a B.S.E. degree from Princeton University and a J.D. degree from Harvard Law School.

    DAVID W. ORTLIEB. Mr. Ortlieb has served as a Director of the Company since August 1990. He served as President, Chief Executive Officer and Director of Immunomedics, Inc. from July 1992 to February 1994. He served as President and Chief Executive Officer of Texas Biotechnology Corp. from April 1990 until July 1992 and as a Director from April 1990 to April 1993. Mr. Ortlieb served as President and a Director of the American Optical Corporation, a diversified company principally involved with optics/ophthalmics, from 1987 to 1989. He was President, Chief Executive Officer and a Director of Erbamont N.V., an international pharmaceutical and diagnostic products company, from 1983 to 1985. Mr. Ortlieb was an executive of Abbott Laboratories, a health care and consumer products company, from 1972 to 1983. Before that, he held various senior management positions with Mead Johnson & Company, a pharmaceutical and nutritional company. Mr. Ortlieb received a B.S. degree from Lawrence University and an M.B.A. and D.B.A. from Indiana University, where he also served on the faculty. He is a member of Indiana University's Academy of Alumni Fellows.

    ALLAN D. RUDZIK, PH.D. Dr. Rudzik is the Retired Corporate Vice President and Chief Scientific Officer of Berlex Laboratories, Inc. From 1993 to 1995, Dr. Rudzik held the positions of Corporate Vice President, President and Chief Scientific Officer of Berlex Laboratories in Richmond, California. From 1991 to 1993 Dr. Rudzik held the same positions at Berlex Laboratories in Cedar Knolls, New Jersey. He served as the Executive Vice President, Research and Development of Berlex Laboratories from 1982 to 1991 and as Chief Scientific Officer from 1989 to 1991. Prior to joining Berlex Laboratories, Dr. Rudzik served in various positions with The Upjohn Company. Dr. Rudzik received a B.S. and M.S. in Pharmacy from the University of Alberta and a Ph.D. in Pharmacology from the University of Wisconsin.


BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

    The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1995, the Board of Directors convened on four regularly scheduled and one specially scheduled occasions, and each director attended at least 75% of the aggregate meetings held by the Board and any committee of the Board on which he served during his tenure in 1995.

    Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company pays each non-employee director a fee of $1,000 plus travel expenses for each Board meeting attended. Employee directors are eligible to participate in the Company's 1994 Employee and Consultant Stock Option Plan and Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Incentive Plans"). See "Other Information - Executive Compensation." Non-employee directors are entitled to participate in the Company's 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan entitles each newly-elected non-employee director to receive an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the market price at the close of business on the date of grant, on the date of his election. Further, the Director Plan grants each existing non-employee director (the "Existing Directors") an option to purchase 2,500 shares of Common Stock on each occasion that the Existing Director is re-elected. Under the Director Plan, the Company granted to the re-elected Existing Directors options to acquire an aggregate of 15,000 shares of Common Stock during 1995.

    Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed four committees: the Executive Committee, the Option Committee, the Compensation Committee and the Audit Committee. The Executive Committee, currently comprised of Messrs. Sutter and Podolski, is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee did not convene for any specially scheduled occasion in 1995. The Option Committee selects the employees to whom stock options are to be granted and determines the conditions covered by each option. The Option Committee, currently comprised of Messrs. Sutter and Blasnik, convened on two occasions in 1995. The Compensation Committee, currently comprised of Messrs. Sutter, Blasnik and Ortlieb, reviews and recommends to the Board of Directors the amount of compensation to be paid to all employees. The Compensation Committee convened on one regularly scheduled occasion in 1995. The Audit Committee, currently comprised of Messrs. Sutter and McWilliams, recommends to the Board of Directors the engagement or discharge of independent auditors and approves each service performed by the independent auditors, including the fee arrangements and the range of audit and non-audit services. The Audit Committee also reviews the independence of the auditors, the results of the audit engagement and the scope and adequacy of the Company's internal accounting procedures and controls. The Audit Committee convened on one regularly scheduled occasion in 1995.


APPROVAL

    The six nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast by the holders of Common Stock, entitled to vote at the Annual Meeting, shall be the duly elected Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                                  OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

    The following table presents certain information regarding the beneficial ownership of the Company's equity securities at April 26, 1996 by (i) each person who owns beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and officers as a group.

                                    AMOUNT AND NATURE OF
                                         BENEFICIAL        PERCENTAGE OF
NAME OF BENEFICIAL OWNER(1)             OWNERSHIP(2)           SHARES
- ---------------------------              ------------           ------
Petrus Fund, L.P.
  12377 Merit Drive, Suite 1700
  Dallas, Texas  75251 . . . . . . .     835,793(3)             13.4%

The Woodlands Venture Fund, L.P.
  2170 Buckthorne Place, Suite 170
  The Woodlands, Texas  77380  . . .      670,080(4)            10.7%

Directors and Named Executive Officers

  Martin P. Sutter . . . . . . . . .     683,582(5)             11.0%

  Joseph S. Podolski . . . . . . . .      102,069(6)             1.6%

  David B. McWilliams. . . . . . . .      50,474(7)               *

  Steven Blasnik . . . . . . . . . .     845,793(8)             13.6%

  David W. Ortlieb . . . . . . . . .      21,842(9)               *

  Allan D. Rudzik. . . . . . . . . .       7,500(10)              *


  All directors and executive officers
    as a group (8 persons) . . . . .    1,720,260(5)-(10)       27.6%

- ---------------------------------
     *   Does not exceed one percent.

  (1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within 60 days have been exercised or converted.

  (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

  (3) Includes 22,500 shares of Preferred Stock that is convertible into 62,068 shares of Common Stock.

  (4) Includes 25,000 shares of Preferred Stock that is convertible into 68,965 shares of Common Stock.

  (5) Includes (i) 1,002 shares of Common Stock which are held by certain of Mr. Sutter's family members, (ii) 670,080 shares of Common Stock (including 25,000 shares of Preferred Stock that is convertible into 68,965 shares of Common Stock) which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with The Woodlands Venture Fund, L.P., and (iii) options to purchase 10,000 shares of Common Stock. Mr. Sutter disclaims beneficial ownership of the shares owned by his family members and those shares owned by The Woodlands Venture Fund, L.P.

  (6) Includes (i) 200 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) options to purchase 93,569 shares. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members. Does not include options to purchase 72,701 shares which are not yet vested. See "Executive Compensation -- Aggregated Option Exercises in Last Fiscal Year and Year End Option Values."

  (7)    Includes options to purchase 10,000 shares of Common Stock.

  (8) Includes (i) 835,793 shares of Common Stock (including 22,500 shares of Preferred Stock that is convertible into 62,068 shares) which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) options to purchase 10,000 shares. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.

  (9) Does not include options to purchase 9,000 shares of Common Stock which are not yet vested.

 (10)    Includes options to purchase 7,500 shares of Common Stock.

EXECUTIVE OFFICERS

    The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of stockholders. All of the Company's executive officers are listed in the following table and certain information concerning those officers who are not also members of the Board of Directors follows the table:

     NAME              AGE   POSITION
     ----              ---   --------
Joseph S. Podolski. . . 48   President and Chief Executive Officer; Director
Louis Ploth . . . . . . 42   Vice President of Business Development and Chief
                             Financial Officer
Tommy L. Lee. . . . . . 45   Vice President of Corporate Development

    LOUIS PLOTH. Mr. Ploth has served as the Company's Vice President of Business Development and Chief Financial Officer since October 1993. From February 1991 to April 1993, Mr. Ploth served as the Chief Financial Officer of Unisyn Technologies and served as its Vice President of Finance and Administration from July 1992 to April 1993. Mr. Ploth served as the Corporate Controller of Synbiotics Corporation (a biotechnology company) from January 1986 to February 1991. Mr. Ploth has a B.S. degree from Montclair State College.

    TOMMY L. LEE. Mr. Lee joined the Company in February 1996 as Vice President of Corporate Development. Mr. Lee also serves as the general manager of Fertility Technologies, Inc. From 1994 to January 1995, Mr. Lee served as Vice President of Marketing of Positron Corporation. Mr. Lee served as Vice President of Marketing of Optex Biomedical, Inc. from 1989 to 1994. During 1988, Mr. Lee held the position of Director of Corporate Accounts with Kardiother, Inc. Mr. Lee has also held various sales and marketing positions with Mallinckrodt, Inc. and with A. H. Robbins Pharmaceutical Company. Mr. Lee has a B.A. degree from the University of Texas.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer:

                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION AWARDS
                              ------------------------------------------     -----------------------------
                                                              OTHER           RESTRICTED        SECURITIES
                                                              ANNUAL           STOCK           UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR      SALARY    BONUS     COMPENSATION        AWARD             OPTIONS
- ---------------------------   ----      ------    -----     ------------      ----------        ----------
Joseph S. Podolski            1995     $150,000  $35,000        --              --                 --
   President and             1994       149,271   26,236        --              --              100,000
   Chief Executive Officer   1993       132,504   25,687        --              --               10,000



    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES. The following table provides certain information with respect to options exercised by the Chief Executive Officer during the last fiscal year ended December 31, 1995 and options owned by the Chief Executive Officer at December 31, 1995:

                        SHARES              NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                       ACQUIRED                    OPTIONS AT               IN-THE-MONEY OPTIONS
                        ON        VALUE          FISCAL YEAR-END                  YEAR-END(1)
                                             ---------------------------    ----------------------------
    NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
     ----              --------   --------   -----------   -------------    -----------    -------------
Joseph S. Podolski      --          --         78,868         87,402         $688,034      $402,819

- ---------------


(1) Value of in-the-money options is equal to the excess of the fair market value of a share of Common Stock at fiscal year-end ($10.875 per share) over the exercise price multiplied by the number of options. Any value realized by an owner of these options will be dependent upon the fair market value of the Common Stock at the time of exercise. There is no assurance that an owner of these options will realize any value upon their exercise.

    EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with Messrs. Podolski, Ploth and Lee which provide for a current annual salary of $150,000, $98,000 and $110,000, respectively. The agreements provide that the Company will pay Messrs. Podolski, Ploth and Lee an annual incentive bonus as may be approved by the Board of Directors and that Messrs. Podolski, Ploth and Lee are entitled to participate in all employee benefit plans sponsored by the Company. Mr. Podolski's employment agreement provides for a primary term expiring in January 1998, with automatic annual renewals unless terminated by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for
one year following termination.   The employment agreements for Messrs. Ploth
and Lee expire in September 1996 and January 1997, respectively, with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Messrs. Ploth and Lee are entitled to salary and certain employment benefits for six months following termination.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's compensation program for officers (including the Chief Executive Officer) is administered by the Compensation and Option Committees of the Board of Directors (the "Committees"), which are composed of three and two non-employee directors, respectively. Both members of the option committee are also members of the compensation committee. Following review and approval by the Committees, all issues pertaining to officer compensation are submitted to the full Board for approval. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's stockholders.

    Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the biotechnology industry. In July 1992, the Committees approved, and recommended that the Board approve, the terms of the employment contract of Joseph Podolski, the Company's President and Chief Executive Officer. Mr. Podolski's employment agreement provides for a primary term expiring in January 1998, with automatic renewals unless terminated by either party. In furtherance of their goals, the Company has also entered into employment contracts with its key management personnel. See "-Employment Agreements."

    The employment agreements with key personnel establish annual base salary amounts that the committee may increase from time to time. Annual salary adjustments are determined by evaluating the competitive marketplace, the perfomance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. Based on these criteria and the success of the Company's recent private placement, the Committee approved a bonus for the Chief Executive Officer in the amount of $35,000.

    The 1993 Tax Act restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and the four most highly compensated officers. The Committee intends to maintain executive compensation packages below this threshold, and based on its current compensation structure, the Company does not anticipate that any of its relevant officers will reach the $1,000,000 threshold in the near future.

    The principal methods for long-term incentive compensation are the Company's Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "1993 Plan"), the 1993 Non-Employee Director Stock Option Plan (the "Director Plan") and the 1994 Employee and Consultant Stock Option Plan (the "1994 Plan"). Compensation under these plans principally takes the form of incentive and non-qualified stock option grants. In this manner, key individuals are rewarded commensurate with increases in shareholder value. Moreover, these plans provides a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

    Based on these criteria, during the fiscal year ended December 31, 1995, the Company granted no options to the Chief Executive Officer. At December 31, 1995, the Chief Executive Officer held options covering an aggregate 166,270 shares of Common Stock. Of those, options covering an aggregate of 78,868 shares were vested and exercisable. See "Executive Compensation--Summary Compensation Table."


                                            Martin P. Sutter
                                            Steven Blasnik
                                            David Ortlieb

COMMON STOCK PERFORMANCE GRAPH

    The following graph illustrates the yearly change in the cumulative total shareholder return on the Company's Common Stock compared with the cumulative total return on the NASDAQ-Composite stock Index and a Peer Group, which is referred to as the MG Industry Group 151 - Drug Manufacturers Group, for the period from the date of the Company's Initial Public Offering, March 25, 1993,
throughDecember 31, 1993 and the two years ended December 31, 1995.   The
graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 at March 25, 1993 and that all dividends were reinvested.

                         COMPARISON OF CUMULATIVE TOTAL RETURN
                        OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                               FISCAL YEAR ENDING
                             ------------------------------------------------
COMPANY                       1993           1993         1994        1995

ZONAGEN INC                  100.00        160.87        126.09       189.13
INDUSTRY INDEX               100.00        109.32        117.61       187.63
BROAD MARKET                 100.00        113.70        119.37       154.84

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested Directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described herein meet that standard.

    On October 13, 1994, in connection with the acquisition of Fertility Technologies, Inc. ("FTI"), currently a wholly-owned subsidiary of the Company, the Company assumed two note agreements with J. Tyler Dean, the current president and the former sole shareholder of FTI. The first note agreement required the payment of four equal quarterly installments of $62,500 beginning December 31, 1994. The second note agreement requires the payment of a number of shares of Common Stock payable on January 31, 1997 to be determined based upon the market price of Common Stock at that date and the achievement of certain earnings milestones.

    On March 20, 1995, the Company issued 16,000 shares of Common Stock to The Woodlands Venture Fund, L.P. for a purchase price of $16.00 or $.001 per share. The shares were issued in consideration for providing additional financing pending the completion of the Company's initial public offering in April 1993. On the date of this transaction the Company's stock was trading at $4.75 per share. As a result, the Company recorded compensation expense of $75,984 relating to this transaction.

    On October 4, 1995, The Woodlands Venture Fund, L.P., The Woodlands Venture Capital Corporation and The Petrus Fund, L.P. purchased 25,000, 25,000, and 22,500 shares, respectively, of the Company's Series A Preferred Stock for cash consideration of $250,000, $250,000 and $225,000, respectively.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1995 all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders were met except that Joseph Podolski was late in filing one report covering one transaction.


MISCELLANEOUS MATTERS

    The annual report on Form 10-K covering the fiscal year ended December 31, 1995 has been mailed to each stockholder entitled to vote at the Annual Meeting. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 Annual Meeting of stockholders is required to submit such proposals to the Company on or before January 24, 1997. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons designated to vote shares covered by Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.



                                  By Order of the Board of Directors,




                                  Joseph S. Podolski,
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 14, 1996

                                    ZONAGEN, INC.
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR ITS ANNUAL MEETING TO BE HELD JUNE 19, 1996
P
       The undersigned hereby constitutes and appoints each of Martin P. Sutter, Joseph S. Podolski and Louis Ploth, attorney and proxy with full power of
R      substitution, to vote all the shares of Common Stock
       beneficially held by the undersigned at the Annual Meeting of Stockholders of Zonagen, Inc. to be held at The Woodlands Executive Conference Center in The Magnolia Room, at 2301 North Millbend Drive, The
O Woodlands, Texas 77380, on June 19, 1996 at 1:00 p.m. Houston, Texas time, and at any adjournments thereof, on all matters presented at said meeting.
X
       YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
Y

                   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

1. Election of Directors.  Nominees:

Martin P. Sutter, Joseph S. Podolski, David B. McWilliams, Steven Blasnik, David
W. Ortlieb and Allan D. Rudzik.

          / / FOR all nominees listed herein
        / / WITHHOLD Authority to vote for ALL nominees
        / / WITHHOLD Authority to vote for ONLY the nominees written on the line provided below
________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN.
                                            SIGNATURE(S) ________ DATE _________
                                            SIGNATURE(S) ________ DATE _________

                                            NOTE  Please sign  exactly  as  name
                                                  appears  hereon.  Joint owners
                                                  should also sign. When signing
                                                  as attorney, executor,
                                                  administrator,   trustee    or
                                                  guardian,   please  give  full
                                                  title  as  such  and   provide
                                                  power of attorney, if
                                                  applicable.